SECURITIES AND EXCHANGE COMMISSION


                    Washington, D.C.  20549



                           FORM 8-K

                        CURRENT REPORT



              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934



               Date of Report (Date of earliest
              event reported):  February 14, 1994



                    DOW CORNING CORPORATION
                    -----------------------
    (Exact name of registrant as specified in its charter)



   Michigan                 1-7518               38-0495575
- ---------------          ------------        -------------------
(State or other          (Commission            (IRS Employer
jurisdiction of          file number)        Identification No.)
incorporation)



2200 West Salzburg Road, Midland, Michigan        48686-0994
- ------------------------------------------        ----------
 (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code: (517)496-4000
                                                    -------------



                       Page 1 of 3 pages

ITEM 5.  OTHER EVENTS
- ---------------------

     The following is the text of a press release issued by Dow Corning Corporation on February 14, 1994:


DOW CORNING TO PARTICIPATE IN PROPOSED GLOBAL SETTLEMENT

     Midland, Mich. - Dow Corning Corporation today said it is prepared to participate in a proposed global settlement of claims relating to silicone gel breast implants, once terms and conditions have been finalized in line with a preliminary agreement that has been reached between representatives of plaintiffs and manufacturers.

     "We are pleased that substantial progress has been made toward funding the settlement," said Gary E. Anderson, executive vice president of Dow Corning. "We continue to believe that this settlement is the most responsible way to move from a divisive situation to one that can bring closure to the issue. It provides women with reasonable and timely options to resolve their claims through a court-supervised structure. It also allows women to preserve their privacy and still resolve their claims over the next 30-plus years.

     "Despite a growing body of valid scientific evidence pointing toward a lack of connection between implants and disease, the issue remains controversial, and many women still have questions about their implants. Dow Corning will continue to fund research to respond to these remaining questions about implants, as well as contribute approximately $2 billion over more than 30 years as one of the funders of the proposed settlement.

     "We will work diligently with the mediators appointed by U.S. District Court Judge Sam C. Pointer and the other parties involved in the settlement to finalize the terms of the agreement," Anderson continued.

     In anticipation of its contribution to such a settlement as well as other related costs, Dow Corning recorded a pre-tax charge of $640 million ($415 million after tax) for the fourth quarter of 1993 as its best estimate of its potential liability, net of expected insurance recovery, related to breast implants. Where appropriate under accounting rules, amounts in the pre-tax charge were determined on a present value basis.

     Dow Corning Corporation, world leader in the production of silicones, is a Michigan corporation with shares equally owned by The Dow Chemical Company and Corning Inc.


                             # # #



                       Page 2 of 3 pages


                          SIGNATURES
                          ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                      DOW CORNING CORPORATION




Date:   February 14, 1994             R. A. Hazleton
       -------------------            ---------------------------
                                      R. A. Hazleton
                                      President and
                                      Chief Executive Officer




Date:   February 14, 1994             J. W. Churchfield
       -------------------            ---------------------------
                                      J. W. Churchfield
                                      Vice President for Planning
                                      and Finance and Chief
                                      Financial Officer


                       Page 3 of 3 pages